FOR IMMEDIATE RELEASE

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR
FOURTH QUARTER AND FULL YEAR 2021

Marlborough, Mass. (February 2, 2022) -- Boston Scientific Corporation (NYSE: BSX) generated net sales of $3.127 billion during the fourth quarter of 2021, growing 15.4 percent on a reported basis, 16.9 percent on an operational1 basis and 15.1 percent on an organic2 basis, all compared to the prior year period. The company reported GAAP net income available to common stockholders of $80 million or $0.06 per share (EPS), compared to $196 million or $0.14 per share a year ago and achieved adjusted EPS of $0.45 for the period, compared to $0.23 a year ago.

For the full year 2021, the company generated net sales of $11.888 billion, growing 19.9 percent on a reported basis, 18.7 percent on an operational basis and 18.9 percent on an organic basis, all compared to the prior year period. The company reported GAAP net income (loss) available to common stockholders of $985 million or $0.69 per share, compared to $(115) million or $(0.08) per share a year ago, and delivered full year adjusted EPS of $1.63, compared to $0.96 a year ago.

“I'm very pleased with our strong fourth quarter and full year results, thanks to our team's commitment and resilience in a challenging environment," said Mike Mahoney, chairman and chief executive officer, Boston Scientific. "I'm excited about the capabilities we've built, and I remain confident in our ability to execute in 2022 and against our long-range plans as we continue delivering meaningful innovations for patients around the world."

Fourth quarter financial results and recent developments:

•Reported net sales of $3.127 billion, representing an increase of 15.4 percent on a reported basis, compared to the company's guidance range of 13 to 17 percent; 16.9 percent on an operational basis; and 15.1 percent on an organic basis, compared to the company's guidance range of 12 to 16 percent, all compared to the prior year period.

•Reported GAAP net income available to common stockholders of $0.06 per share, compared to the company's guidance range of $0.21 to $0.23 per share, and achieved adjusted EPS of $0.45 per share, compared to the guidance range of $0.43 to $0.45 per share.

•Achieved net sales growth in each reportable segment4, compared to the prior year period:
◦MedSurg: 12.1 percent reported, 13.3 percent operational and 9.4 percent organic
◦Rhythm and Neuro: 11.8 percent reported, 13.2 percent operational and 6.1 percent organic
◦Cardiovascular: 25.3 percent reported, 27.0 percent operational and organic

•Achieved the following regional5 net sales growth, compared to the prior year period:
◦U.S.: 19.7 percent reported and operational
◦EMEA (Europe, Middle East and Africa): 12.3 percent reported and 16.0 percent operational
◦APAC (Asia-Pacific): 14.3 percent reported and 17.4 percent operational
◦Emerging Markets3: 30.2 percent reported and 31.6 percent operational

•Initiated the MODULAR ATP clinical trial to evaluate the safety, performance and effectiveness of the mCRM™ Modular Therapy System. The mCRM System consists of two cardiac rhythm management devices intended to work together to coordinate therapy: the EMBLEM™ MRI Subcutaneous Implantable Defibrillator System and the EMPOWER™ Modular Pacing System, designed to be the first leadless pacemaker capable of delivering both bradycardia pacing support and antitachycardia pacing (ATP).

•Presented positive late-breaking clinical trial data on the COMBO randomized control trial at the 2022 North American Neuromodulation Society (NANS) meeting demonstrating the durable effectiveness of the WaveWriter™ Spinal Cord Stimulator (SCS) System, capable of delivering combination therapy for the treatment of chronic pain, designed to offer more opportunities to customize SCS therapy and optimize outcomes.

•Completed acquisition of Devoro Medical Inc., developer of the WOLF Thrombectomy® Platform, an innovative non-console and lytic-free technology which rapidly captures and removes blood clots, complementing the company’s full suite of interventional strategies for thromboemboli.

•Commenced limited market release of the AXIOS™ Stent in China. The device gives physicians the ability to endoscopically manage two serious complications from pancreatitis: symptomatic pseudocysts and walled-off pancreatic necrosis.

•Secured from the U.S. Centers for Medicare and Medicaid Services (CMS) a higher-paying Ambulatory Payment Classification for Rezūm™ Water Vapor Therapy, resulting in a national Medicare average payment increase of ~75 percent when performed as a hospital outpatient procedure or in an ambulatory surgical center for the treatment of benign prostatic hyperplasia (enlarged prostate). Data have confirmed the therapy as an effective, long-term solution for the condition, which affects about half of all men by age 60.

•The Barcelona Clinic Liver Cancer (BCLC) prognosis and treatment strategy guidelines for hepatocellular carcinoma (HCC) were updated to include transarterial radioembolization (Y-90), which encompasses TheraSphere™ Y-90 Glass Microspheres, for very early stage (0) and early stage (A) patients. The recommendations--which are commonly cited to guide clinical-decision making--were updated based on the results of the LEGACY study, which also led to FDA approval of TheraSphere for treatment of HCC.

•Received multiple recognitions for corporate social responsibility and employee engagement, including number one health care equipment and services company in the JUST 100 rankings of America’s largest public companies by JUST Capital and CNBC; inclusion among Glassdoor’s Best Places to Work in 2022; and the Catalyst award for the company’s Creating Equal Opportunities for Growth initiative, a global effort to accelerate career advancement and address barriers faced by women and multicultural talent.

1. Operational net sales growth excludes the impact of foreign currency fluctuations.
2. Organic net sales growth excludes the impact of foreign currency fluctuations and net sales attributable to acquisitions and divestitures for which there are less than a full period of comparable net sales.
3. We define Emerging Markets as the 20 countries that we believe have strong growth potential based on their economic conditions, healthcare sectors and our global capabilities. Periodically, we assess our list of Emerging Markets countries, and effective January 1, 2021, modified our list to include the following countries: Brazil, Chile, China, Colombia, Czech Republic, India, Indonesia, Malaysia, Mexico, Philippines, Poland, Russia, Saudi Arabia, Slovakia, South Africa, South Korea, Taiwan, Thailand, Turkey and Vietnam. We have revised prior period amounts to conform to the current year's presentation which had an immaterial impact on previously reported Emerging Markets net sales.
4. We have three historical reportable segments comprised of Medical Surgical (MedSurg), Rhythm and Neuro, and Cardiovascular, which represent an aggregation of our operating segments that generate revenues from the sale of medical devices (Medical Devices).
5. On March 1, 2021, we completed the sale of the Specialty Pharmaceuticals business. Our consolidated net sales include Specialty Pharmaceuticals up to the date of the closing of the transaction. Specialty Pharmaceuticals net sales were substantially U.S. based and presented as a stand-alone operating segment alongside our Medical Device reportable segments.

Q4 Net Sales by Business and Region:

			Change
	Three Months Ended December 31,		Reported Basis	Less: Impact of Foreign Currency Fluctuations	Operational Basis	Less: Impact of Recent Acquisitions / Divestitures	Organic Basis
(in millions)	2021	2020
Endoscopy	$558	$515	8.3%	(1.5)%	9.8%	—%	9.8%
Urology and Pelvic Health	441	376	17.2%	(0.8)%	18.0%	9.2%	8.7%
MedSurg	999	892	12.1%	(1.2)%	13.3%	3.9%	9.4%
Cardiac Rhythm Management	514	451	14.0%	(1.5)%	15.5%	11.0%	4.5%
Electrophysiology	100	85	18.1%	(2.8)%	20.9%	5.3%	15.6%
Neuromodulation	244	232	5.2%	(0.6)%	5.8%	—%	5.8%
Rhythm and Neuro	858	767	11.8%	(1.4)%	13.2%	7.0%	6.1%
Interventional Cardiology	808	585	38.2%	(1.9)%	40.1%	—%	40.1%
Peripheral Interventions	462	429	7.6%	(1.4)%	9.0%	—%	9.0%
Cardiovascular	1,270	1,014	25.3%	(1.7)%	27.0%	—%	27.0%
Medical Devices[4]	3,127	2,673	17.0%	(1.4)%	18.4%	3.3%	15.1%
Specialty Pharmaceuticals[5]	—	36	(100.0)%	—%	(100.0)%	(100.0)%	—%
Net Sales	$3,127	$2,708	15.4%	(1.4)%	16.9%	1.8%	15.1%

			Change
	Three Months Ended December 31,		Reported Basis	Less: Impact of Foreign Currency Fluctuations	Operational Basis
(in millions)	2021	2020
U.S.	$1,798	$1,502	19.7%	—%	19.7%
EMEA	662	590	12.3%	(3.7)%	16.0%
APAC	559	489	14.3%	(3.1)%	17.4%
Latin America and Canada	107	91	17.9%	(0.9)%	18.8%
Medical Devices[4]	3,127	2,673	17.0%	(1.4)%	18.4%
Specialty Pharmaceuticals[5]	—	36	(100.0)%	—%	(100.0)%
Net Sales	$3,127	$2,708	15.4%	(1.4)%	16.9%

Emerging Markets[3]	$398	$306	30.2%	(1.4)%	31.6%

Amounts may not add due to rounding. Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

Net sales growth rates that exclude the impact of foreign currency fluctuations and/or the impact of acquisitions / divestitures are not prepared in accordance with U.S. GAAP.

Full Year Net Sales by Business and Region:

			Change
	Year Ended December 31,		Reported Basis	Less: Impact of Foreign Currency Fluctuations	Operational Basis	Less: Impact of Recent Acquisitions / Divestitures	Organic Basis
(in millions)	2021	2020
Endoscopy	$2,141	$1,780	20.3%	1.3%	18.9%	—%	18.9%
Urology and Pelvic Health	1,583	1,286	23.1%	1.0%	22.1%	2.8%	19.2%
MedSurg	3,724	3,066	21.4%	1.2%	20.2%	1.2%	19.0%
Cardiac Rhythm Management	2,019	1,704	18.5%	1.4%	17.1%	9.5%	7.7%
Electrophysiology	365	287	27.4%	1.6%	25.8%	2.3%	23.5%
Neuromodulation	909	761	19.5%	0.9%	18.6%	—%	18.6%
Rhythm and Neuro	3,293	2,752	19.7%	1.3%	18.4%	6.1%	12.3%
Interventional Cardiology	3,038	2,299	32.2%	1.5%	30.7%	—%	30.7%
Peripheral Interventions	1,820	1,577	15.4%	1.2%	14.2%	—%	14.2%
Cardiovascular	4,858	3,876	25.3%	1.4%	23.9%	—%	23.9%
Medical Devices[4]	11,875	9,694	22.5%	1.3%	21.2%	2.1%	19.1%
Specialty Pharmaceuticals[5]	13	219	(93.9)%	0.1%	(94.0)%	(49.6)%	(44.4)%
Net Sales	$11,888	$9,913	19.9%	1.3%	18.7%	(0.3)%	18.9%

			Change
	Year Ended December 31,		Reported Basis	Less: Impact of Foreign Currency Fluctuations	Operational Basis
(in millions)	2021	2020
U.S.	$6,901	$5,508	25.3%	—%	25.3%
EMEA	2,518	2,097	20.0%	3.7%	16.4%
APAC	2,070	1,781	16.2%	2.3%	13.9%
Latin America and Canada	386	307	25.6%	2.3%	23.3%
Medical Devices[4]	11,875	9,694	22.5%	1.3%	21.2%
Specialty Pharmaceuticals[5]	13	219	(93.9)%	0.1%	(94.0)%
Net Sales	$11,888	$9,913	19.9%	1.3%	18.7%

Emerging Markets[3]	$1,429	$1,138	25.5%	3.2%	22.3%

Amounts may not add due to rounding. Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

Net sales growth rates that exclude the impact of foreign currency fluctuations and/or the impact of acquisitions / divestitures are not prepared in accordance with U.S. GAAP.

Guidance for Full Year and Q1 2022

The company estimates net sales growth for the full year 2022, versus the prior year period, to be in a range of approximately 6 to 8 percent on both a reported basis and organic basis. Full year organic net sales guidance excludes the impact of foreign currency fluctuations and net sales attributable to acquisitions and divestitures for which there are less than a full period of comparable net sales. The company estimates EPS on a GAAP basis in a range of $0.94 to $1.04 and adjusted EPS, excluding certain charges (credits) of $1.73 to $1.79.

The company estimates net sales growth for the first quarter of 2022, versus the prior year period, to be in a range of approximately 5 to 8 percent on both a reported and organic basis. First quarter organic guidance excludes the impact of foreign currency fluctuations and net sales attributable to acquisitions and divestitures for which there are less than a full period of comparable net sales. The company estimates EPS on a GAAP basis in a range of $0.16 to $0.20 and adjusted EPS, excluding certain charges (credits) of $0.38 to $0.40.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. ET. The company will webcast the call to interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for approximately one year on the Boston Scientific website.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world.  As a global medical technology leader for more than 40 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "intend," and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding our expected net sales; reported, operational and organic revenue growth rates; reported and adjusted EPS for the first quarter and full year 2022; our financial performance; our business plans and product performance; and the impact of the COVID-19 pandemic on the company's results of operations. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and future business decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this press release.

Note: Amounts reported in millions within this press release are computed based on the amounts in thousands. As a result, the sum of the components reported in millions may not equal the total amount reported in millions due to rounding. Certain columns and rows within tables may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying numbers in dollars.

Use of Non-GAAP Financial Information
A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this press release.

CONTACT:
Media:	Kate Haranis	Investors:	Lauren Tengler
	508-683-6585 (office)		508-683-4479 (office)
	Media Relations		Investor Relations
	Boston Scientific Corporation		Boston Scientific Corporation
	kate.haranis@bsci.com		BSXInvestorRelations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
in millions, except per share data	2021	2020	2021	2020

Net sales	$3,127	$2,708	$11,888	$9,913
Cost of products sold	971	1,000	3,711	3,465
Gross profit	2,155	1,708	8,177	6,448

Operating expenses:
Selling, general and administrative expenses	1,153	1,027	4,359	3,787
Research and development expenses	320	286	1,204	1,143
Royalty expense	11	14	49	45
Amortization expense	192	194	741	789
Goodwill impairment charges	—	73	—	73
Intangible asset impairment charges	197	8	370	460
Contingent consideration expense (benefit)	(18)	2	(136)	(100)
Restructuring charges (credits)	23	36	40	52
Litigation-related charges (credits)	128	18	430	278
Gains on disposal of businesses and assets	(30)	—	(78)	—
	1,975	1,658	6,978	6,528
Operating income (loss)	180	50	1,199	(80)

Other income (expense):
Interest expense	(87)	(96)	(341)	(361)
Other, net	26	352	218	362
Income (loss) before income taxes	120	306	1,076	(79)
Income tax expense (benefit)	26	96	36	2
Net income (loss)	$94	$210	$1,041	$(82)
Preferred stock dividends	(14)	(14)	(55)	(33)
Net income (loss) available to common stockholders	$80	$196	$985	$(115)

Net income (loss) per common share - basic	$0.06	$0.14	$0.69	$(0.08)
Net income (loss) per common share - assuming dilution	$0.06	$0.14	$0.69	$(0.08)

Weighted-average shares outstanding
Basic	1,425.2	1,427.7	1,422.3	1,416.7
Assuming dilution	1,436.2	1,440.6	1,433.8	1,416.7

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended December 31, 2021
in millions, except per share data	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Available to Common Stockholders	Impact per Share(1)
Reported	$2,155	$1,975	$180	$(60)	$120	$94	$(14)	$80	$0.06
Non-GAAP adjustments:
Amortization expense	—	(192)	192	—	192	180	—	180	0.13
Goodwill and other intangible asset impairment charges	—	(197)	197	—	197	171	—	171	0.12
Acquisition / divestitures-related net charges (credits)	32	(19)	50	(57)	(7)	(4)	—	(4)	(0.00)
Restructuring and restructuring-related net charges (credits)	20	(39)	58	—	58	51	—	51	0.04
Litigation-related net charges (credits)	—	(128)	128	—	128	98	—	98	0.07
Investment impairment net charges (credits)	—	—	—	2	2	2	—	2	0.00
EU MDR implementation costs	9	(5)	14	—	14	13	—	13	0.01
Deferred tax expenses (benefits)	—	—	—	—	—	46	—	46	0.03
Discrete tax items	—	—	—	—	—	16	—	16	0.01
Adjusted	$2,216	$1,396	$819	$(115)	$704	$667	$(14)	$653	$0.45

(1) For the three months ended December 31, 2021, the effect of assuming the conversion of Mandatory Convertible Preferred Stock (MCPS) into shares of common stock was anti-dilutive, and therefore excluded from the calculation of EPS. Accordingly, GAAP net income and adjusted net income were reduced by cumulative Preferred stock dividends, as presented in our unaudited consolidated statements of operations, for purposes of calculating net income available to common stockholders.

	Three Months Ended December 31, 2020
in millions, except per share data	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Available to Common Stockholders	Impact per Share(1)
Reported	$1,708	$1,658	$50	$256	$306	$210	$(14)	$196	$0.14
Non-GAAP adjustments:
Amortization expense	—	(194)	194	—	194	169	—	169	0.12
Intangible asset impairment charges	—	(81)	81	—	81	81	—	81	0.06
Acquisition / divestiture-related net charges (credits)	25	(24)	48	—	48	16	—	16	0.01
Restructuring and restructuring-related net charges (credits)	17	(77)	94	—	94	80	—	80	0.06
Litigation-related net charges (credits)	—	(18)	18	—	18	6	—	6	0.00
Investment impairment net charges (credits)	—	—	—	(363)	(363)	(280)	—	(280)	(0.19)
EU MDR implementation costs	7	(2)	9	—	9	8	—	8	0.01
Deferred tax expenses (benefits)	—	—	—	—	—	14	—	14	0.01
Discrete tax items	—	—	—	—	—	48	—	48	0.03
Adjusted	$1,757	$1,261	$495	$(108)	$388	$351	$(14)	$337	$0.23

(1) For the three months ended December 31, 2020 the effect of assuming the conversion of Mandatory Convertible Preferred Stock (MCPS) into shares of common stock was anti-dilutive, and therefore excluded from the calculation of EPS. Accordingly, GAAP net income and adjusted net income were reduced by cumulative Preferred stock dividends, as presented in our unaudited consolidated statements of operations, for purposes of calculating net income available to common stockholders.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

	Year Ended December 31, 2021
in millions, except per share data	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Available to Common Stockholders	Impact per Share(1)
Reported	$8,177	$6,978	$1,199	$(123)	$1,076	$1,041	$(55)	$985	$0.69
Non-GAAP adjustments:
Amortization expense	—	(741)	741	—	741	676	—	676	0.47
Goodwill and other intangible asset impairment charges	—	(370)	370	—	370	318	—	318	0.22
Acquisition / divestitures-related net charges (credits)	65	34	31	(482)	(450)	(453)	—	(453)	(0.32)
Restructuring and restructuring-related net charges (credits)	79	(112)	191	—	191	169	—	169	0.12
Litigation-related net charges (credits)	—	(430)	430	—	430	331	—	331	0.23
Investment impairment net charges (credits)	—	—	—	181	181	137	—	137	0.10
EU MDR implementation costs	32	(17)	49	—	49	45	—	45	0.03
Deferred tax expenses (benefits)	—	—	—	—	—	132	—	132	0.09
Discrete tax items	—	—	—	—	—	(5)	—	(5)	(0.00)
Adjusted	$8,353	$5,343	$3,010	$(423)	$2,587	$2,391	$(55)	$2,336	$1.63

(1) For the year ended December 31, 2021, the effect of assuming the conversion of Mandatory Convertible Preferred Stock (MCPS) into shares of common stock was anti-dilutive, and therefore excluded from the calculation of EPS. Accordingly, GAAP net income and adjusted net income were reduced by cumulative Preferred stock dividends, as presented in our unaudited consolidated statements of operations, for purposes of calculating net income available to common stockholders.

	Year Ended December 31, 2020
in millions, except per share data	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Available to Common Stockholders	Impact per Share(1)
Reported	$6,448	$6,528	$(80)	$1	$(79)	$(82)	$(33)	$(115)	$(0.08)
Non-GAAP adjustments:
Amortization expense	—	(789)	789	—	789	701	—	701	0.49
Intangible asset impairment charges	—	(533)	533	—	533	465	—	465	0.32
Acquisition / divestiture-related net charges (credits)	122	(75)	198	(1)	196	115	—	115	0.08
Restructuring and restructuring-related net charges (credits)	64	(107)	171	—	171	146	—	146	0.10
Litigation-related net charges (credits)	—	(278)	278	—	278	261	—	261	0.18
Investment impairment net charges (credits)	—	—	—	(429)	(429)	(331)	—	(331)	(0.23)
EU MDR implementation costs	21	(7)	29	—	29	25	—	25	0.02
Deferred tax expenses (benefits)	—	—	—	—	—	41	—	41	0.03
Discrete tax items	—	—	—	—	—	69	—	69	0.05
Adjusted	$6,655	$4,738	$1,917	$(429)	$1,488	$1,411	$(33)	$1,378	$0.96

(1) For the year ended December 31, 2020, the effect of assuming the conversion of Mandatory Convertible Preferred Stock (MCPS) into shares of common stock was anti-dilutive, and therefore excluded from the calculation of EPS. Accordingly, GAAP net loss and adjusted net income were reduced by cumulative Preferred stock dividends, as presented in our unaudited consolidated statements of operations, for purposes of calculating EPS. We have assumed dilution of 13.8 million common stock equivalents related to employee stock options for all or a portion of the non-GAAP adjustments, which were anti-dilutive for GAAP purposes due to our net loss position.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
Q1 and FY 2022 GUIDANCE RECONCILIATIONS
(Unaudited)

Net Sales

	Q1 2022 Estimate		Full Year 2022 Estimate
	(Low)	(High)	(Low)	(High)
Reported growth	5%	8%	6%	8%
Less: Impact of foreign currency fluctuations	(2)%	(2)%	(1)%	(1)%
Operational growth	7%	10%	7%	9%
Less: Impact of certain acquisitions / divestitures	2%	2%	1%	1%
Organic growth	5%	8%	6%	8%

Earnings per Share

	Q1 2022 Estimate		Full Year 2022 Estimate
	(Low)	(High)	(Low)	(High)
GAAP results	$0.16	$0.20	$0.94	$1.04

Amortization expense	0.11	0.11	0.45	0.45
Acquisition / divestiture-related net charges (credits)	0.04	0.03	0.10	0.08
Restructuring and restructuring-related net charges (credits)	0.03	0.02	0.08	0.07
Other adjustments	0.04	0.04	0.15	0.14
Adjusted results	$0.38	$0.40	$1.73	$1.79

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income (loss), adjusted net income (loss) available to common stockholders and adjusted net income (loss) per share (EPS) that exclude certain amounts; operational net sales, which exclude the impact of foreign currency fluctuations; and organic net sales, which exclude the impact of foreign currency fluctuations as well as the impact of certain acquisitions and divestitures with less than a full period of comparable net sales. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes.

To calculate adjusted net income (loss), adjusted net income (loss) available to common stockholders and adjusted net income (loss) per share we exclude certain charges (credits) from GAAP net income (loss) and GAAP net income (loss) available to common stockholders. Amounts are presented after-tax at the company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate." Please refer to Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in our most recent Annual Report filed on Form 10-K filed with the Securities and Exchange Commission or any Quarterly Report on Form 10-Q that we file thereafter for an explanation of each of these adjustments and the reasons for excluding each item.

The GAAP financial measures most directly comparable to adjusted net income (loss), adjusted net income (loss) available to common stockholders and adjusted net income (loss) per share are GAAP net income (loss), GAAP net income (loss) available to common stockholders and GAAP net income (loss) per common share - assuming dilution, respectively.

To calculate operational net sales growth rates, which exclude the impact of foreign currency fluctuations, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior periods. To calculate organic net sales growth rates, we also remove the impact of acquisitions and divestitures with less than a full period of comparable net sales. The GAAP financial measure most directly comparable to operational net sales and organic net sales is net sales on a GAAP basis.

Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments. The adjustments excluded from our non-GAAP financial measures are consistent with those excluded from our operating segments’ measures of net sales and profit or loss. These adjustments are excluded from the segment measures reported to our chief operating decision maker that are used to make operating decisions and assess performance.

We believe that presenting adjusted net income (loss), adjusted net income (loss) available to common stockholders, adjusted net income (loss) per share, operational net sales growth rates and organic net sales growth rates, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by management for its operational decision-making and allows investors to see our results “through the eyes” of management. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance.